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Exhibit 23.3

Consent of Marshall Miller & Associates

        We hereby consent to the reference to Marshall Miller & Associates in the Preliminary Prospectus contained in the Registration Statement on Form S-4 of Foundation PA Coal Company and Foundation Coal Corporation, and any amendments thereto relating to certain coal reserve information.

MARSHALL MILLER & ASSOCIATES
By:	/s/ K. SCOTT KEIM
Name: K. Scott Keim Title: President, Energy & Mineral Resource Group

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Consent of Marshall Miller & Associates